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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2001
                                                      REGISTRATION NO.__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  NOVAVAX, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                    22-2816046
 (State of incorporation)               (I.R.S. Employer Identification Number)


                               8320 GUILFORD ROAD
                               COLUMBIA, MD 21046
              (Address of principal executive offices and zip code)


     Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A.(c), please check the following box. [ ]

     If this Form relates to registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates:

                                 Not Applicable

     Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share.
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Common Stock, par value $.01 per share (the "Common Stock"), of Novavax, Inc. a Delaware corporation (the "Registrant"), to be registered on the Nasdaq Stock Market. For a description of Registrant's Common Stock to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Registration Statement on Form 10 of the Registrant's initial registration statement filed with the Securities and Exchange Commission on September 14, 1995, File No. 0-26770 (the "Registration Statement") pursuant to the Securities Exchange Act of 1934, which material is incorporated herein by reference.

Item 2.  Exhibits.

     1. Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 0-26770, filed March 21, 1997).

     2. Registrant's Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 0-26770, filed March 29, 2001).

     3. Registrant's Amended and Restated By-Laws dated March 16, 2001 filed herewith.

     4. Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement).


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                NOVAVAX, INC.



Dated: July 9, 2001                             By: /s/ Dennis W. Genge
                                                    ----------------------------
                                                    Dennis W. Genge,
                                                    Chief Financial Officer